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                                                                   EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF RENAISSANCE COSMETICS, INC.

1.   RENAISSANCE ACQUISITION INC., incorporated in the State of Delaware

2.   GREAT AMERICAN COSMETICS, INC., incorporated in the State of New York

3.   COSMAR CORPORATION, incorporated in the State of Delaware

4.   HOUBIGANT (1995) LTEE, incorporated in Canada

5.   DANA PERFUMES CORP., incorporated in the State of Delaware

6.   PERFUMES DANA DO BRAZIL, S.A., incorporated in Brazil

7.   MARCAFIN S.A., incorporated in Switzerland

8.   ESTALVI S.A., incorporated in Switzerland

9.   FINANCIERA DE PERFUMERIA S.A. (FIPE), incorporated in Panama

10.  DANA S.A., incorporated in Spain

11.  PARFUMS DANA EXPORT CORP., incorporated in New York

12.  C.O.M.I.N.S.A., incorporated in Panama

13.  DANA PERFUMES (CANADA) LTD., incorporated in Canada

14.  PERFUMES DANA S.A.I.C., incorporated in Argentina

15.  PERFUMES & COSMETICS IMPORTERS, INC., incorporated in Puerto Rico

16.  RSH 149 S.A.R.L., incorporated in France